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                                                                   EXHIBIT 5.1

                                 May 10, 1996


First USA, Inc.
1601 Elm Street, 47th Floor
Dallas, Texas  75201

Ladies and Gentlemen:

          I am counsel to First USA, Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the reservation for issuance by the Company of (i) 4,500,000 shares of Common Stock, par value $.01 per share, pursuant to an amendment to the First USA, Inc. 1991 Stock Option Plan (the "Stock Option Plan"), which amendment provides for the reservation for issuance of 4,500,000 additional shares of Common Stock under the Stock Option Plan and a limit of 250,000 shares with respect to which options may be granted to any individual in each fiscal year under the Stock Option Plan, and (ii) 500,000 shares of Common Stock (collectively with the shares referenced in (i) above, the "Shares") pursuant to an amendment to the First USA, Inc. 1994 Restricted Stock Plan (the "Restricted Stock Plan"). The amendments to the Stock Option Plan and the Restricted Stock Plan are collectively referred to herein as the "Amendments."

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

          In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of
(i) the Registration Statement on Form S-8 relating to the Shares, to be filed herewith with the Securities and Exchange Commission (the "Commission") under the Securities Act (together with all exhibits thereto, the "Registration Statement"); (ii) the Registration Statements on Form S-8 (File Nos. 33-48355 and 33-71190), each relating to certain shares of Common Stock issued or reserved for issuance pursuant to the Stock Option Plan, as filed with the Commission under the Securities Act on June 4, 1992 and November 3, 1993, respectively; (iii) the Registration Statement on Form S-8 (File No. 33-88678), relating to certain shares of Common Stock issued or reserved for issuance pursuant to the Restricted Stock Plan; (iv) the Restated Certificate of Incorporation and By-laws of the Company, each as currently in effect; (v) the Stock Option Plan, Restricted Stock Plan and the Amendments; (vi) a specimen of the certificates to be used to represent the Shares; and (vii) certain resolutions dated September 7, 1995 of the Board of Directors of the Company relating to the Amendments and the Shares. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates
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First USA, Inc.
May 10,1996
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and records, as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. I have also assumed that the certificates representing the Shares will be signed by facsimile or otherwise by authorized officers of the Company and of the transfer agent for the Common Stock and registered by the registrar for the Common Stock and conform and will conform to the specimens thereof examined by me. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          I am admitted to the Bar in the State of Texas, and do not express any opinion as to the laws of any other jurisdiction except for the general corporate laws of the State of Delaware and federal laws.

          Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the Stock Option Plan or the Restricted Stock Plan, each as amended, and against payment therefor, will be validly issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is delivered solely to you in connection with the Registration Statement and may not be relied upon by any other party and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express written permission.

                              Very truly yours,



                              Corinna Ulrich
                              Vice President and Counsel


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